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                          LA JOLLA COVE INVESTORS, INC.
                          1795 UNION STREET, 3rd FLOOR
                         SAN FRANCISCO, CALIFORNIA 94123
                            TELEPHONE: (415) 409-8703
                            FACSIMILE: (415) 409-8704
                            E-MAIL: LJCI@PACBELL.NET


LA JOLLA                     www.ljcinvestors.com                  SAN FRANCISCO
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                                October ___, 2003

Mr. D. Ronald Allen
Integrated Performance Systems Inc.
17300 North Dallas
Parkway, Suite 2040
Dallas, TX 75248


Re: Warrant Prepayment

Dear Ronald:

This letter will set forth our agreement for the prepayment toward future Warrant exercises under the Warrant Agreement dated as of October ___, 2003 by and between Integrated Performance Systems Inc. ("Integrated") and La Jolla Cove Investors, Inc. ("LJCI"). Capitalized terms used herein and not otherwise defined herein shall have the definitions set forth in the Convertible Debenture dated October ___, 2003 issued by Integrated to LJCI.

On the effective date of the Registration Statement, LJCI shall wire the sum of $400,000 to Integrated. Such funds shall represent a prepayment towards the future exercise of Warrant Shares under the Warrant Agreement. The timing of the application of the prepaid funds shall be at LJCI's sole discretion. Integrated shall not be able to prevent LJCI from converting the Debenture and shall not be able to prepay the Debenture, regardless of the price of the Stock, in connection with the Debenture conversions associated with such Warrant prepayments.

If this letter correctly reflects our agreement regarding the prepayment by LJCI to Integrated toward Warrant exercises, please acknowledge your agreement by signing below.

Sincerely,


Travis W. Huff
Portfolio Manager

Integrated Performance Systems Inc.

By: __________________________

Title: ________________________